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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-23611 dated April 10, 1997 and No. 333-45597 dated February 4, 1998) and the related Prospectuses of Pacific Gulf Properties Inc. (the "Company") for the registration of $250,000,000 and $300,000,000, respectively, of the Company's common stock, preferred stock, debt securities and warrants of: our report dated June 5, 1998, with respect to the combined statement of revenues and certain expenses of the Koll Industrial Portfolio (KBC-Garden Grove, KBC-Irvine, KBC-Tustin and KBC-KW) for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K/A dated August 12, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                      Ernst & Young LLP

Newport Beach, California
August 12, 1998